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[BENTHOS Logo Appears Here]



                        TECHNICAL CONSULTANCY AGREEMENT



BETWEEN:

                Benthos, Inc. (BENTHOS)
                North Falmouth, Massachusetts


AND:

                William D. McElroy (The Consultant)
                Falmouth, Massachusetts



DATED:          July 12, 1994



     Benthos. Inc.
     49 Edgerton Drive. North Falmouth MA O2556-2826 USA
     Telephone 508-563-1000  500-446-1222 Telex 820673  Fax 508-563-6444
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A. RELATIONSHIP

1. This Agreement supersedes all previous agreements, defines the terms and conditions under which, upon execution hereof, the Consultant shall act as such for BENTHOS and defines the rights and obligations of the parties under such relationship.

2. The Consultant has no authority to commit BENTHOS in any matter, cause, or undertaking whatever, without the prior written consent of BENTHOS; and, similarly, BENTHOS has no authority to commit the Consultant in any matter, cause or undertaking whatever, without the prior written consent of the Consultant.

3. The relationship of the Consultant to BENTHOS is that of an independent contractor and not that of an employee of BENTHOS and the Consultant agrees that he shall not hold himself out as an employee of BENTHOS. All expenses for the operation of the Consultant's offices and activities, as such independent contractor, shall be borne by the Consultant, and the Consultant shall be solely responsible for the payment of same, except as described herein. BENTHOS agrees to pay the expenses of trips requiring air travel and/or overnight travel. Said expenses must be approved by BENTHOS in advance of the trip taking place.

4. The Consultant has no authority to make, vary, alter, enlarge, or limit contracts or letters of intent, or to make representations or guarantees not specifically authorized in writing by BENTHOS. The Consultant has no authority to bind BENTHOS to any contract of employment, no authority to receipt for monies payable to BENTHOS, and the Consultant is solely responsible for the Consultant's employees and for their acts and the things done by them.

5. The Consultant represents that (a) he has described his background truly and completely to BENTHOS; (b) his engagement by the Company does not and will not violate or interfere with any other obligation or agreement to which the Consultant is subject; and (c) the Consultant did not and will not bring to BENTHOS or use in his work any confidential material or any documents or other property of any former employer or person for whom the Consultant has performed services.

6. Upon a breach of any of the terms and conditions of this Agreement by either party, or should either party become insolvent, bankrupt, make an assignment or trust mortgage for the benefit of creditors, or enter into a receivership, this Agreement may be terminated immediately at the option of the other party, by written notice to the other.

7. The failure of either party to enforce at any time, or for any period of time, provisions of the Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

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B. DURATION OF AGREEMENT

This Agreement is effective August 19, 1994 and remains effective for three years. It is the intention of the parties to renew this agreement for an additional three year period. Written notice shall be provided from one party to the other at least one year prior to the termination date in the event that party does not wish to renew the agreement.

C. TASKS

The Consultant agrees to act upon the behalf of BENTHOS as defined and set forth on the attached Schedule A, entitled "Scope of Responsibilities". Said Schedule A may be amended at any time with the prior written agreement of both parties, and shall be included as an amendment to this contract.

D. REMUNERATION

BENTHOS agrees to remunerate the Consultant at the base rate of $1,390 per week for the life of the Agreement. The base weekly remuneration will be increased 5% at each anniversary of the execution of the Agreement. This remuneration shall be the extent of BENTHOS' responsibility. THE CONSULTANT ACKNOWLEDGES THAT, AS
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AN INDEPENDENT CONTRACTOR, ALL OTHER COSTS ASSOCIATED WITH THIS AGREEMENT IN THE
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FORM OF STATE AND FEDERAL INCOME TAXES, INSURANCE OF ANY KIND, AND PERSONAL
LIABILITIES ARE THE SOLE RESPONSIBILITY OF THE CONSULTANT.

E. OTHER PRINCIPLES

BENTHOS is not desirous of limiting the potential of its representatives, agents, or Consultants. In the interest of good business practice, a firm requirement of this Agreement is the prior written approval by BENTHOS of any additional consultancies which the Consultant may entertain. Guidelines for non-approval of additional consultant agreements shall include competitive products or services or other conflicts of interest.

F. NON-ASSIGNMENT

A consideration of this Agreement is the personal reputation, qualifications and abilities of the Consultant. Accordingly, the obligations of the Consultant hereunder are not subject to assignment or delegation without the prior written consent of BENTHOS.

G. AMENDMENTS

1. The Agreement may be modified, abridged or amended only by a document or documents in writing executed by both parties hereto.

2. It is agreed that this Agreement shall be construed as a Massachusetts contract and is governed by the internal laws of Massachusetts without giving effect to the conflicts of law principles thereof.

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H. REPORTS

During the first week of each month the Consultant shall submit to BENTHOS a Written report of his activities with respect to BENTHOS for the preceding month. This will include comments and insights pertaining to the "Scope of Responsibilities" as outlined in Schedule A.

I. CONFIDENTIAL INFORMATION

1. The Consultant agrees and acknowledges that in the course of rendering services to BENTHOS and its clients he has had and may have in the future access to and has become and will become acquainted with confidential information about the professional, business, technical and financial affairs of BENTHOS and its clients and may have contributed to or may in the future contribute to such information. The Consultant further recognizes that BENTHOS is engaged in a highly competitive business, and that the success of BENTHOS in the marketplace depends upon its good will and reputation for quality and dependability. The Consultant agrees and acknowledges that reasonable limits on his ability to engage in activities competitive with BENTHOS are warranted to protect its substantial investment in developing such status in the marketplace, reputation and good will. The Consultant recognizes that in order to guard the legitimate interests of BENTHOS it is necessary for it to protect all such confidential information, good will and reputation.

2. In the course of his engagement by BENTHOS, the Consultant may have had or may have in the future access to confidential know-how, business documents or information, marketing data, client lists and trade secrets which are confidential. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence as well as New Developments as defined in paragraph "K" above which come within the scope of the business activities of BENTHOS as to which the Consultant has had or may have access, whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by the Consultant alone or with others during the period of his service to BENTHOS. "Proprietary Information" shall not include any information which is in the public domain during the period of service by the Consultant, provided such information is not in the public domain as a consequence of disclosure by the Consultant in violation of this Agreement.

3. The Consultant agrees and acknowledges that Proprietary Information is of critical importance to BENTHOS and a violation of this paragraph would seriously and irreparably impair and damage the business of BENTHOS. The Consultant therefore agrees to keep all Proprietary Information in a fiduciary capacity for the sole benefit of BENTHOS.

4. The Consultant shall not disclose, directly or indirectly (except as required by law), any Proprietary Information to any person other than (a) BENTHOS,
   (b) authorized employees thereof at the time of such disclosure, or (c) such other persons to whom the Consultant has been instructed to make disclosure by the President of BENTHOS, and in all such cases only to the extent required in the course of the Consultant's services to BENTHOS hereunder. At the termination of his engagement by BENTHOS, the Consultant shall deliver to BENTHOS all

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   notes, letters, documents and records which may contain Proprietary
   Information which are then in his possession or control and shall not retain or use any copies or summaries thereof.

J. RIGHTS IN CONSULTANT'S PRODUCT DEVELOPMENTS

As a condition of this agreement, the Consultant agrees to grant Benthos, Inc., the right of first refusal to acquire the rights to any products developed by the Consultant that the Consultant wishes to sell and which are not New Developments as defined in paragraph "M".

K. USE OF BENTHOS STOCKROOM

The Consultant may purchase mechanical, electrical, and electronic components from the Benthos stockroom at Benthos' standard cost plus a 10% handling fee. Purchases to paid for in cash at the time of withdrawal from the stockroom. Purchases to be approved by Benthos Materials Manager to ensure non-interference with Benthos' operations. Items purchased from the Benthos stockroom are for the Consultant's use in his product development efforts and are not for resale.

L. USE OF BENTHOS PRESSURE TEST AND TEST POOL FACILITIES

The Consultant may use the Benthos pressure test facility or the Benthos test pool on a not to interfere basis. The only charge for the use of these facilities will be for technician services which will be charged at the current published rate. A technician is required for the operation of the pressure test facility. A technician is not required for the use of the test pool facility.

M. NEW DEVELOPMENTS

1. The Consultant shall promptly and fully disclose in writing to BENTHOS, or such other person as BENTHOS may designate, all ideas, designs, programs, methods, inventions, improvements, discoveries and writings, including any modifications or improvements of products, new products or applications thereof, whether or not patentable or copyrightable, and whether or not reduced to practice, made or conceived by him (either solely or in collaboration with others) during the term of his engagement by BENTHOS, whether or not during regular working hours. All of such ideas, designs, programs, methods, inventions, improvements, modifications, applications, discoveries and writings described in this paragraph shall be herein referred to as "New Developments." The Consultant acknowledges that all such New Developments are the exclusive property of BENTHOS and hereby assigns all right, title and interest in and to such New Developments to BENTHOS.

2. The term "New Developments" shall not include, and the foregoing paragraphs shall not apply to, any development conceived by the Consultant for which no equipment, supplies, facility or trade secret information of BENTHOS was used and which was developed entirely on the Consultant's own time, unless the invention results from any work performed by the Consultant for BENTHOS.

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3. The Consultant will, during the term of his engagement by BENTHOS and thereafter, at the request of BENTHOS, cooperate in the procurement in the name of BENTHOS of patent, utility model, design and copyright protection to cover New Developments, including the execution of domestic, foreign, continuing and reissue applications for letters patents, utility models, designs and copyright registrations and assignments thereof, and execute all documents, make all rightful oaths, testify in all proceedings in governmental offices or in the courts concerning New Developments, and generally do everything possible to aid BENTHOS in obtaining, enjoying and enforcing proper protection on New Developments.

4. All of the Consultant's rights in and to any New Developments, including the right to publish or not publish any New Developments, and his rights in and to all letters patent and copyright. registrations and applications for letters patent, utility models, designs and copyright registrations and convention and other priority rights relating thereto, hereby are assigned to BENTHOS and shall become and remain the property of BENTHOS, unless released in writing by BENTHOS.

N. NON-COMPETITION AND NON-SOLICITATION

1. The Consultant covenants and agrees that during the term of his engagement by BENTHOS (the "Restrictive Covenant Period"), the Consultant shall not, whether for his own account or for any other person or organization, directly or indirectly engage, within the Restricted Market (as hereinafter defined) in the business of, or render service to, any enterprise which carries on the business in which BENTHOS is principally engaged at the time of the Consultant's termination of engagement by BENTHOS (collectively, the "Competitive Businesses"). The parties hereto acknowledge and agree that the business in which BENTHOS is principally engaged as of the date hereof consists of: the design, development and manufacture of underwater products and systems for use in the oceanographic research, government, offshore energy, nuclear, and related markets and; the design, development and manufacture of products and systems for use in the inspection of sealed containers of all kinds. The Consultant further agrees that, during the Restrictive Covenant Period, he shall not knowingly call upon, solicit, divert, attempt to solicit or divert, or conduct or carry on any business with any of the former clients, current clients or potential clients of BENTHOS known to the Consultant as the result of his work for BENTHOS with respect to any business similar to any of the Competitive Businesses or any other business conducted by BENTHOS during the Restrictive Covenant Period. Nothing herein shall be construed to prohibit the Consultant from making a passive investment of less than 5% in the outstanding shares of capital stock of a corporation engaged in the Competitive Businesses whose securities are registered pursuant to the Securities Exchange Act of 1934, as amended.

2. The Consultant further agrees that, during the Restrictive Covenant Period, he will not knowingly, directly or indirectly, (i) solicit the employment or engagement for his own account or for others, nor hire, any employee, agent, consultant or business contact of BENTHOS who was such at any time during the last twelve (12) months of the Consultant's engagement by BENTHOS, or (ii) induce any employee of BENTHOS to leave the employ of BENTHOS, unless in each case the Consultant obtains the prior written consent of BENTHOS.

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3. The parties agree and acknowledge that the duration, scope and geographic area of the covenant not to compete described in this paragraph are fair; reasonable and necessary in order to protect the good will and other legitimate interests of BENTHOS, that adequate consideration has been received by the Consultant for such obligations, and that these obligations do not prevent the Consultant from earning a livelihood. If, however, for any reason any court determines that the restrictions in this paragraph are not reasonable, that consideration is inadequate or that the Consultant has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this paragraph as will render such restrictions valid and enforceable.

4. It being acknowledged and agreed by the Consultant that BENTHOS distributes its products and performs services throughout the [world), the term "Restricted Market" shall mean and refer to the entire world.

O. REMEDIES

The Consultant acknowledges that he has carefully read and considered the terms of this Agreement and knows them to be essential to induce BENTHOS to enter into this Agreement and that any breach of the provisions contained herein will result in serious and irreparable injury to BENTHOS. Therefore, in the event of a breach of this Agreement, BENTHOS shall be entitled, in addition to any other remedy at law or in equity to which BENTHOS may be entitled, to (i) an accounting and repayment of all profits, compensation, remuneration or other benefits that the Consultant may realize arising from or related to any such breach, (ii) recovery of all payments made by the Company to the Consultant hereunder, and (iii) equitable relief against the Consultant, including, without limitation, an injunction to restrain the Consultant from such breach and to compel compliance with this Agreement in protecting or enforcing its rights and remedies and enforcement of specific performance by the Consultant of this Agreement.

P. SIGNATURES

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers of representatives, and have caused their seals to be hereto affixed as of the day and year first below written.

     ATTEST                   BY                      DATE


Benthos, Inc.            /s/ [SIGNATURE ILLEGIBLE     18 JUL 94
                         ------------------------     ---------
William D. McElroy       /s/ William D. McElroy       7/18/94
                         -----------------------      ---------

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                                  SCHEDULE A

                           SCOPE OF RESPONSIBILITIES


1. The primary responsibility of the Consultant under the terms of this Agreement is to provide technical support to BENTHOS in support of its ongoing projects and programs. The Consultant agrees to provide such electronic engineering and design services as may from time to time be requested by BENTHOS and agreed to by the Consultant. Such services shall include, but are not limited to:

   Electronic/electrical design
   Software design
   Systems design
   Circuit/system troubleshooting
   Proposal/technical writing Pricing/costing of products and projects

2. It is intended that the services required to fulfill this Agreement will be performed either at the offices of the Consultant, or the offices of BENTHOS. In either event, the work would be carried out in or near the town of Falmouth, MA. If, from time to time, travel is requested by BENTHOS to better serve their needs, it will be scheduled by mutual agreement.

3. BENTHOS understands that the Consultant will be providing consulting services only, and that any material and or special test equipment required to accomplish the tasks detailed by BENTHOS as part of this contract will either be supplied by BENTHOS or paid for by BENTHOS at the Consultant's cost plus 10% for handling. No such material commitments will be made by the Consultant without the approval of BENTHOS. Any material or special equipment paid for by BENTHOS will become the property of BENTHOS.

4. BENTHOS is contracting with the Consultant for services at a rate prescribed in paragraph D of the Agreement. It is the intent that for this fee the Consultant will provide services 24 hours per week. It is understood by BENTHOS that the actual scheduling of the tasks will be made by mutual agreement with the Consultant. The Consultant will provide an average of 24 hours per week of engineering services. If effort above the level contracted for in this Agreement is required to meet the needs of BENTHOS, additional hours can be authorized by BENTHOS, with the consent of the Consultant, at the rate prescribed in section D.

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